UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2010

E-DEBIT GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)

0-32051 (Commission File Number)	98-0233968 (IRS Employer Identification Number)

#12, 3620 – 29th Street NE
Calgary, Alberta Canada T1Y 5Z8

Address of principal executive offices)

(403) 290-0264

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the authority granted by the shareholders at the meeting on March 27, 2010, on August 15, 2010, the board of directors have adopted the E-Debit Global Corporation 2010 Director’s Stock Option and Stock Award Plan.  The Plan is administered by the board of directors.  The maximum number of shares of common stock that may be optioned or awarded under this Plan is 4,400,000 shares.  All shares have been awarded as set forth below.

Name & Position	Shares of Common Stock Underlying Options Granted (#)	Exercise Price ($/Share)	Expiration Date
M. Bernd Reuscher, Director	1,100,000	$0.20	August 14, 2015
Dr. L. Roy Queen, Director	1,100,000	$0.20	August 14, 2015
John A. P. Thomson , Director	1,100,000	$0.20	August 14, 2015
Douglas N. Mac Donald, Director and CEO	366,666	$0.20	August 14, 2015
Robert L. Robins, Director, Secretary-Treasurer	366,667	$0.20	August 14, 2015
Kim Law, Director, CFO	366,667	$0.20	August 14, 2015

Item 9.01  Financial Statements and Exhibits

Exhibit No.

99.1           Year 2010 Director’s Stock Option and Stock Award Plan.  Incorporated by reference from the exhibits to the S-8 Registration Statement filed on September 10, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2010	E-Debit Global Corp.

/s/Douglas MacDonald
Douglas MacDonald, President